Exhibit 10.1

SEVENTH AMENDMENT TO NOTE PURCHASE AGREEMENT

AND THIRD AMENDMENT TO DISCLOSURE LETTER

This SEVENTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND THIRD AMENDMENT TO DISCLOSURE LETTER (this “Agreement”), dated as of April 12, 2024, is entered into by and among PUMA BIOTECHNOLOGY, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto, the Purchasers party hereto and ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP, as the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Purchasers and the Administrative Agent entered into that certain Note Purchase Agreement dated as of July 23, 2021 (as amended or modified from time to time, the “Note Purchase Agreement”);

WHEREAS, the Credit Parties have requested that the Note Purchase Agreement and the Disclosure Letter be amended as set forth below, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the parties hereto are willing to amend the Note Purchase Agreement and the Disclosure Letter, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Amendments. The Note Purchase Agreement and the Disclosure Letter are hereby amended as follows:

(a)    The following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in appropriate alphabetical order to read as follows:

“Seventh Amendment Effective Date” means April 12, 2024.

“Specified 2024 Litigation Payment” means the one-time payment or payments in cash (inclusive of any judgment and/or settlement amounts, costs and fees (including, but not limited to, attorney’s fees)) by the Issuer made or to be made on or about November 1, 2024 with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith) in an aggregate amount not to exceed $8,000,000.

(b)    The following definitions in Section 1.01 of the Note Purchase Agreement are hereby amended to read as follows:

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments and any cash received in connection with the settlement or other resolution (including by judgment) of any litigation, arbitration or other dispute; provided, that, in no event shall “Extraordinary Receipts” include (i) any Specified Extraordinary Receipts (other than, to the extent permitted by Section 7.16(c) to be utilized to make a payment required by (or otherwise reinvested in accordance with) Section 2.03(b)(ii), any Excess Specified Extraordinary Receipts) to the extent such Specified Extraordinary Receipts are (A) used by the Issuer to make a payment (or, prior to payment, maintained by the Issuer in a Deposit Account that is subject to a Deposit Account Control Agreement in accordance with Section 7.16(c)) with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith) in compliance with Section 8.11(b) or (B) received and held by the Issuer in compliance with Section 7.23(a) and thereafter used (or, prior to use, maintained by the Issuer in a Deposit Account that is subject to a Deposit Account Control Agreement in accordance with Section 7.16(c)) by the Issuer in accordance with Section 7.23(c), or (ii) the proceeds of any issuance of Qualified Capital Stock by the Issuer.

“Specified Litigation Amount” means, with respect to any payment made in connection with the Eshelman Litigation, as of any date of determination, an amount equal to the sum (without duplication) of (a) the total of (i) the amount set forth on Schedule 8.11(b) to the Disclosure Letter, plus (ii) any Specified Extraordinary Receipts (the sum of the foregoing clauses (i) and (ii), the “Free and Clear Amount”), less (iii) the portion of the Free and Clear Amount that the Issuer has used to make any payment under Section 8.11(b) from and after the Fourth Amendment Effective Date in respect of the Eshelman Litigation on or prior to such date of determination plus (b) Qualified Equity Issuance Proceeds received by the Issuer with respect to, and prior to the making of, such payment; provided, that, in order for the Issuer to use any portion of the Free and Clear Amount to make any payment in respect of the Eshelman Litigation, a Responsible Financial Officer of the Issuer shall have delivered a certificate to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent), (x) certifying as to the amount of the Free and Clear Amount so used in connection with the Eshelman Litigation and (y) setting forth a calculation of the then current amount of the Free and Clear Amount after giving effect to such use. Notwithstanding the foregoing, to the extent the Issuer makes or has made the Specified 2024 Litigation Payment, the definition “Specified Litigation Amount” shall not include any amount of the Specified Extraordinary Receipts or Qualified Equity Issuance Proceeds that the Issuer is required to receive pursuant to Section 7.23(a) and use pursuant to Section 7.23(c).

“Qualified Equity Issuance” means, with respect to any payment made in connection with the Eshelman Litigation, any issuance of the Issuer’s Qualified Capital Stock occurring within the period commencing on the Fourth Amendment Effective Date and ending on November 1, 2025.

(c)    Clause (c) of Section 7.16 of the Note Purchase Agreement is hereby amended to read as follows:

(c)         Maintain all Specified Extraordinary Receipts at all times after receipt thereof in a Deposit Account that is subject to a Deposit Account Control Agreement; provided, that, (i) to the extent the aggregate amount of all such Specified Extraordinary Receipts exceeds $8,000,000 (such excess amount, the “Excess Specified Extraordinary Receipts”), the Credit Parties shall no longer be required to so maintain such Excess Specified Extraordinary Receipts when and to the extent that such Excess Specified Extraordinary Receipts are utilized to make a payment required by (or are otherwise reinvested in accordance with) Section 2.03(b)(ii) and (ii) for the avoidance of doubt, the Credit Parties shall no longer be required to so maintain Specified Extraordinary Receipts when and to the extent (A) that such Specified Extraordinary Receipts are utilized to make a payment permitted under Section 8.11(b) or (B) that such Specified Extraordinary Receipts are utilized to replenish all or portion of the cash balance used to make the Specified 2024 Litigation Payment in accordance with Section 7.23(c).

(d)    The Note Purchase Agreement is hereby amended by adding a new Section 7.23 thereto to read as follows:

7.23         Specified 2024 Litigation Payment.

Solely to the extent the Issuer makes or has made the Specified 2024 Litigation Payment, on or prior to November 1, 2025, (a) cause the amount equal to the sum of (i) the Specified Extraordinary Receipts received by the Issuer from and after the Seventh Amendment Effective Date to and including November 1, 2025 and (ii) the Qualified Equity Issuance Proceeds received by the Issuer from and after the Seventh Amendment Effective Date to and including November 1, 2025, to be greater than or equal to the aggregate amount of the Specified 2024 Litigation Payment actually made by the Issuer and (b) deliver a certificate to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) signed by a Responsible Financial Officer of the Issuer certifying the Issuer’s compliance with the foregoing clause (a). The Issuer shall use the amounts referred to in clauses (a)(i) and (ii) above solely for purposes of replenishing the cash balance originally used to make the Specified 2024 Litigation Payment (and not, for the avoidance of doubt, for designating such amounts as included in the definition of Specified Litigation Amount for purposes of making any additional payment with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith)); provided, that, once such amounts have been used to fully replenish the cash balance originally used to make the Specified 2024 Litigation Payment, the Issuer shall be permitted thereafter to use such amounts for general corporate purposes (excluding, for the avoidance of doubt, the making of any additional payment with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith)). No amount of the Specified Extraordinary Receipts or the Qualified Equity Issuance Proceeds received by the Issuer and counted for purposes of compliance with this Section 7.23 shall subsequently be designated as included in the definition of Specified Litigation Amount for any purpose under this Agreement.

(e)    Clause (b) of Section 8.11 of the Note Purchase Agreement is hereby amended to read as follows:

(b)         Make any payment (inclusive of any and all judgment and/or settlement amounts, costs and fees (including, but not limited to, attorneys’ fees)) with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith) (other than any such payment to the extent made in the form of Qualified Capital Stock of the Issuer) that is in excess of the Specified Litigation Amount with respect thereto; provided, that, the Issuer may make the Specified 2024 Litigation Payment in excess of the Specified Litigation Amount that is available at the time of such payment, subject to the following conditions: (i) no Default or Event of Default shall have occurred and be continuing or would result from the making of such payment, (ii) the Credit Parties shall thereafter comply with all of the requirements under Section 7.23 and (iii) after making the Specified 2024 Litigation Payment, no Credit Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any additional payment with respect to the Eshelman Litigation (or any related derivative litigation(s) in connection therewith), regardless of whether any Specified Litigation Amount is available for such purpose.

(f)    Clause (b) of Section 9.01 of the Note Purchase Agreement is hereby amended to read as follows:

(b)         Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 or 7.23 or Article VIII; or

(g)    Schedule 1.01(c) to the Disclosure Letter is hereby amended by replacing the text “November 1, 2024” with the text “November 1, 2025”.

2.         Condition Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions:

(a)    the Administrative Agent shall have received counterparts of this Agreement duly executed by the Issuer, the Guarantors, the Purchasers and the Administrative Agent; and

(b)    the Issuer shall have paid all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates prior to the date hereof (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent), in each case, to the extent required under Section 11.04 of the Note Purchase Agreement and invoiced at least three Business Days prior to the date hereof.

3.          Reaffirmation of Representations and Warranties; No Default. The Issuer and each other Credit Party represents and warrants to the Administrative Agent and each Purchaser that after giving effect to this Agreement (a) the representations and warranties of the Issuer and each other Credit Party contained in Article VI of the Note Purchase Agreement or any other Note Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 3, the representations and warranties contained in clauses (a) and (b) of Section 6.05 of the Note Purchase Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.01 of the Note Purchase Agreement, respectively, and (b) no Default or Event of Default exists.

4.         Miscellaneous.

(a)         The Note Purchase Agreement and the obligations of the Credit Parties thereunder and under the other Note Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Sections 11.14 and 11.15 of the Note Purchase Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

(c)         As a material part of the consideration for the Administrative Agent and the Purchasers entering into this Agreement, the Credit Parties agree that the Administrative Agent, the Purchasers, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Purchaser Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Note Documents, in each case arising on or prior to the date hereof, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Purchaser Group as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(d)         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:

PUMA BIOTECHNOLOGY, INC.,

a Delaware corporation

By:/s/ Alan H. Auerbach

Name: Alan Auerbach

Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

PURCHASERS:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory